Exhibit 5.3

womblebonddickinson.com

February 27, 2025	Womble Bond Dickinson (US) LLP 100 Light Street 26th Floor Baltimore, MD 21202 t: 410.545.5800 f: 410.545.5801

Scripps Networks Interactive, Inc.

230 Park Avenue South

New York, New York 10003

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Ohio counsel to Scripps Networks Interactive, Inc., an Ohio corporation (the “Opinion Party”) in connection with the preparation of the Opinion Party’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Opinion Party and the following affiliates of the Opinion Party: Warner Bros. Discovery, Inc., a Delaware corporation; Discovery Communications, LLC, a Delaware limited liability company; and WarnerMedia Holdings, Inc., a Delaware corporation (each such affiliate, a “Co-Registrant” and collectively, the “Co-Registrants”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Opinion Party of the following securities (the “Opinion Party Securities”): (a) senior debt securities issued in one or more series pursuant to the senior indenture, dated as of December 1, 2011, between the Opinion Party and U.S. Bank National Association, as trustee (the “Senior Indenture”) (“Senior Debt Securities”) and subordinated debt securities issued in one or more series pursuant to a subordinated indenture to be entered into by and among the Opinion Party, a trustee to be named in the subordinated indenture and any Co-Registrant guarantors party thereto (together with the Senior Indenture, each, an “Indenture”) (together with the Senior Debt Securities, the “Debt Securities”); (b) guarantees of debt securities that may be issued by one or more Co-Registrants pursuant to the Registration Statement (the “Guarantees”); (c) purchase contracts for the purchase or sale of Debt Securities pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) (the “Purchase Contracts”); (d) warrants to purchase Debt Securities pursuant to one or more warrant agreements (each, a “Warrant Agreement”) (the “Warrants”); and (e) units consisting of one or more of the other Opinion Party Securities pursuant to one or more unit agreements (each, a “Unit Agreement”) (the “Units”). The Registration Statement also relates to the proposed offer and sale by the Co-Registrants of debt securities, guarantees, common stock, preferred stock, depositary shares, purchase contracts, warrants and units (collectively with the Opinion Party Securities, the “Securities”). The offering of the Securities will be made as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as that Prospectus is supplemented by one or more prospectus supplements from time to time or amended by one or more post-effective amendments to the Registration Statement from time to time.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Opinion Party Securities.

As the Opinion Party’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Opinion Party’s articles of incorporation and code of regulations, each as amended to date, and minutes and records of the corporate proceedings of the Opinion Party relating to the filing of the Registration Statement and the issuance of the Opinion Party Securities, as provided by the Opinion Party, certificates of public officials and of representatives of the Opinion Party, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Opinion Party with respect to the accuracy of the factual matters contained in such certificates.

Assumptions

In our examination, we have assumed the legal capacity of all natural persons, the incumbency of all persons designated as officers, directors or similar representatives of legal persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies, and the proper issuance and accuracy of certificates of public officials and representatives of the Opinion Party. We have also assumed that the parties (other than the Opinion Party) had or will have the power, corporate or other, to enter into and perform all obligations in connection with the matters addressed by this opinion, and that they have or will have duly authorized by all requisite action, corporate or other, such obligations. We have further assumed that all parties have or will have duly executed, authenticated, issued and/or delivered all agreements and documents related to the matters addressed by this opinion and that the obligations thereunder are or will be valid and binding against all parties undertaking them.

Moreover, we have assumed that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become and remain effective, will not be subject to any stop order and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission, or a post-effective amendment will have been prepared and filed and become effective with the Commission, in either case describing the Securities to be offered thereby with all applicable laws; (iii) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement or post-effective amendment; (iv) a definitive underwriting or similar agreement with respect to the Securities offered, as applicable, will have been duly authorized and validly executed and delivered by the relevant issuer and the other parties thereto; and (v) all Securities will conform to the description thereof in the Registration Statement.

Opinions

Based upon the foregoing assumptions and subject to completion of all corporate action required to be taken by the Opinion Party to authorize each proposed issuance of Opinion Party Securities and the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Opinion Party is a corporation validly in existence and in good standing under the laws of the State of Ohio. In rendering our opinion that the Opinion Party is a corporation in existence and in good standing under the laws of the State of Ohio, we have relied solely upon the Certificate of Good Standing of the Opinion Party issued by the office of the Secretary of State of the State of Ohio on February 26, 2025.

2. With respect to Debt Securities to be issued under an Indenture, when the Indenture and the applicable supplement thereto, if any, has been duly authorized by the Opinion Party, the Opinion Party will have the corporate power to (a) enter into and perform its obligations under such Indenture and (b) perform its obligations under the Debt Securities issued pursuant thereto.

3. With respect to Guarantees, when the Indenture and the applicable supplement thereto, if any, (or other document evidencing such Guarantee) has been duly authorized by the Opinion Party, the Opinion Party will have the corporate power to (a) enter into and perform its obligations under the Indenture and (b) perform its obligations under the Guarantees issued pursuant thereto.

4. With respect to Purchase Contracts, when a Purchase Contract Agreement has been duly authorized by the Opinion Party, the Opinion Party will have the corporate power to (a) enter into and perform its obligations under such Purchase Contract Agreement and (b) perform its obligations under the Purchase Contracts issued pursuant thereto.

5. With respect to Warrants, when a Warrant Agreement has been duly authorized by the Opinion Party, the Opinion Party will have the corporate power to (a) enter into and perform its obligations under such Warrant Agreement and (b) perform its obligations under the Warrants issued pursuant thereto.

6. With respect to Units, when a Unit Agreement has been duly authorized by the Opinion Party, the Opinion Party will have the corporate power to (a) enter into and perform its obligations under such Unit Agreement and (b) perform its obligations under the Units issued pursuant thereto.

Qualifications

This opinion is limited to the laws of the State of Ohio (excluding the securities laws and blue sky laws of the State of Ohio), as currently in effect, and we express no opinion on the law of any other jurisdiction, including federal laws and rules and regulations relating thereto. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Ohio exercising customary professional diligence would reasonably recognize as being directly applicable to the Opinion Party, the issuance of Opinion Party Securities or both. Without limitation, we express no opinion regarding the enforceability of the Opinion Party Securities.

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of the Securities Act. This opinion may be relied upon by Debevoise & Plimpton LLP in connection with the filing of its own opinion as to the Securities as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP